FILED                                            C09988
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
SEP 29 1995
No. 1472-94
/s/ Dean Heller
---------------
Dean Heller, Secretary of State

      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                    (After Issuance of Stock)

                    Innovative Weaponry, Inc.

We the undersigned             Fred W. Rausch, Jr.                     and
                   ---------------------------------------------------
                           President or Vice President

        Patricia Wilson,       of    Innovative Weaponry, Inc.
     ----------------------          ------------------------

do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 21st day of September 1995, adopted a resolution to amend the original articles as follows:

       Article I is hereby amended to read as follows:

      That the name of Innovative Weaponry, Inc. is changed to


       21st Century Technologies, Inc.           <Stamped:
                                                  RECEIVED
                                                  SEP 26 1995
                                                  Secretary of State>

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,7000,000 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Fred W. Rausch Jr.
                                        -----------------------
                                          President or Vice President

                                        /s/ Patricia Wilson
                                        ---------------------
                                          Secretary or Assistant Secretary

State of Kansas          )
                         )ss
County of Shawnee        )

   On September 25, 1995, personally, appeared before me, a Notary Public, Fred W. Rausch, Jr. who acknowledged that they executed the above instrument.

(NOTARY STAMP OR SEAL)                       /s/ Cynthia R. Stansell
                                            ------------------------
                                                (Signature of Notary)